                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Anchor Gaming on Form S-4 filed on November 13, 2000 of our report dated September 25, 2000, included in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 2000, and to the use of our report dated September 25, 2000, except for Note 19, as to which the dates are October 17, 2000 for paragraphs 1-5 and November 15, 2000 for paragraph 6, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.


    Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Anchor Gaming that is included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/S/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
December 1, 2000